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                                                                   EXHIBIT 3.109

      State  of Delaware
      Secretary of State
   Division  of Corporations
 Delivered 01:09 PM 07/11/2003
   FILED 11:29 AM 07/11/2003
SP"..p30456320 - 3680578 FILE

                            CERTIFICATE OF FORMATION

                                       OF

                     BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC

         The undersigned, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

         FIRST: The name of the limited liability company ("limited liability company") is BHC NORTHWEST PSYCHIATRIC HOSPITAL, LLC.

         SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware.

         Executed on July 10, 2003.

                                                /s/ Stephen C. Petrovich
                                                --------------------------------
                                                Stephen C. Petrovich
                                                Authorized Person